UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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THE E. W. SCRIPPS COMPANY
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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THE E. W. SCRIPPS COMPANY

Scripps Center

312 Walnut Street

Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 1, 2013

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY

The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, Ohio, on Wednesday, May 1, 2013, at 4:00 p.m., local time, for the following purposes:

1.  to elect directors;

2.  to hold an advisory (non-binding) vote on executive compensation (a “say-on-pay vote”);

3.  to approve The E.W. Scripps Company Executive Annual Incentive Plan; and

4.  to transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on March 13, 2013, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

If you plan to attend the meeting and need special assistance because of a disability, please contact the secretary’s office at secretary@scripps.com.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about March 22, 2013, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet. The proxy materials include the 2012 Annual Report to Shareholders and the Proxy Statement.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, please vote as instructed on the Notice, via the internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

Your proxy is being solicited by the board of directors.

JULIE L. MCGEHEE, ESQ.

Secretary and Vice President

March 22, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2013

The Proxy Statement and Annual Report to Shareholders are available without charge at http://www.proxydocs.com/ssp

The E. W. Scripps Company

312 Walnut Street

Cincinnati, Ohio 45202

PROXY STATEMENT

2013 ANNUAL MEETING

May 1, 2013

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of The E. W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Wednesday, May 1, 2013, at the Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, Ohio, at 4:00 p.m. local time.

The close of business on March 13, 2013, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On March 22, 2013, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES

On March 13, 2013, the Company had outstanding 45,273,868 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 11,932,722 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

To have a quorum necessary to conduct business at the meeting, it is necessary to have shares that represent (in person or by proxy) the holders of (i) a majority of our shares of Class A Common Shares outstanding on the record date, and (ii) a majority of our shares of Common

Voting Shares outstanding on the record date. Shares represented in person or by proxy (including shares that abstain or do not vote with respect to a particular proposal and “broker non-votes” for proposals of routine matters) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

If you are a shareholder of record (i.e., you directly hold your shares through an account with our transfer agent, Computershare), you can vote using one of the three methods described below. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote using the methods provided by your nominee.

VOTE BY INTERNET	VOTE BY PHONE	TO REQUEST PAPER VOTING MATERIALS

http://www.proxypush.com/ssp	1-866-390-9954	1-866-648-8133 OR paper@investorelections.com

Use the Internet to transmit your voting instructions and for electronic delivery of information.	Use any touch-tone telephone to transmit your voting instructions.

SOLICITATION OF PROXIES

The solicitation of proxies is made by and on behalf of the board of directors. The Company will pay the cost of the solicitation of proxies, including the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares. The Company has retained Georgeson Inc., at an estimated cost of $2,000, to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

A board of nine directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and six by the holders of Common Voting Shares voting separately as a class. The nominating & governance committee recommended to the board of directors each of the nominees set forth below. In the election, the nominees receiving the greatest number of votes will be elected. Each director’s term lasts until the 2014 Annual Meeting of Shareholders. Directors are elected by the shareholders for terms of one year and hold office until their successors are elected and qualify.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the six directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

Nackey E. Scagliotti, a director since 1999 and currently chairperson of the board of directors, is retiring from service to the Company and is not standing for reelection to the board. The board of directors has nominated Kelly P. Conlin to fill the seat that will be vacated by Ms. Scagliotti. The nominating and governance committee of the board of directors has recommended that Richard A. Boehne, the Company’s President and Chief Executive Officer, replace Ms. Scagliotti as chairman of the board. If Mr. Boehne is elected as chairman, the board of directors will select a lead independent director from among the directors elected at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR WHICH YOU ARE ENTITLED TO VOTE FOR ELECTION AS A DIRECTOR.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

Name	Age	Director Since	Principal Occupation or Occupations/Business Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares

Roger L. Ogden(1)	67	2008	Retired since July 2007, President and General Manager KUSA Denver from August 1997 until July 2005, President and CEO Gannett Broadcasting from July 2005 until July 2007, Senior Vice President of Design, Innovation and Strategy for Gannett Co., Inc. from June 2006 until July 2007.

J. Marvin Quin	65	2009	Retired since May 2008, Chief Financial Officer of Ashland Inc. from 1992 until April 2008. Mr. Quin held various executive positions with Ashland from June 1972 through May 2008.

Kim Williams(2)	57	2008	Retired since 2006, Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP from 1995 until 2001, Senior Vice President, Partner, Global Industry Analyst from 1986 until 1995.

Nominees for Election by Holders of Common Voting Shares

Richard A. Boehne	56	2008	President and Chief Executive Officer of the Company since July 2008. Executive Vice President and Chief Operating Officer from April 2006 to June 2008, and Executive Vice President from February 1999 until June 2008.

Kelly P. Conlin	53	—	Chairman and Chief Executive Officer of NameMedia, Inc. since 2006.

John W. Hayden(3)	55	2008	President and CEO of CJH Consulting. President and CEO of The Midland Company from 1988 to 2010.

Anne M. La Dow(4)	53	2012	Private investor and former Human Resources Director of the Ventura County Star.

Mary McCabe Peirce(4)(5)	64	2008	Trustee of The Edward W. Scripps Trust.

Paul K. Scripps(4)(5)	67	1986	Retired since January 2002, Vice President, Newspapers of the Company from November 1997 to December 2001 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.

(1)	Mr. Ogden is a director of Chyron Corporation (a provider of broadcast graphics hardware, software and associated services to the television industry) and Worthpoint Company (an online resource for collectors).

(2)	Ms. Williams is a director of Weyerhauser Company (a forest products company) and Xcel Energy, Inc. (a utility company).

(3)	Mr. Hayden serves as a director of Ohio National Financial Services (a mutual insurance and financial services company).

(4)	Ms. La Dow is a niece of Paul K. Scripps and a second cousin of Mary McCabe Peirce.

(5)	Ms. Peirce is a director of Scripps Networks Interactive, Inc. (a diversified media company) and a trustee and a residuary beneficiary of The Edward W. Scripps Trust. Mr. Scripps and Ms. Peirce are second cousins.

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2013, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. The percentages shown in the table are based on 43,977,739 Class A Common Shares and 11,932,735 Common Voting Shares outstanding as of January 31, 2013.

Name and Address of Beneficial Owner	Class A Common Shares	Percent of Class	Common Voting Shares	Percent of Class

The Edward W. Scripps Trust(1)	13,064,074	29.7%	10,693,333	89.6%
13350 Metro Parkway, Suite 301 Fort Meyers, FL 33966-4796

Paul K. Scripps and Trusts(2)	137,084	—	799,087	6.7%
5360 Jackson Drive, Suite 206 La Mesa, CA 91942

Signatories to Scripps Family Agreement(3) Bruce W. Sanford, Esq. Baker & Hostetler LLP Washington Square, Suite 1100 1050 Connecticut Avenue, NW Washington, DC 20036-5304	441,228	1.0%	10,693,333	89.6%

Dimensional Fund Advisors(4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,480,221	7.9%	—	—

TAMRO Capital Partners LLC(5) 1701 Duke Street, Suite 250 Alexandria, VA 22314	2,833,856	6.4%	—	—

Blackrock, Inc.(6) 40 East 52nd Street New York, NY 10022	2,313,908	5.3%	—	—

BlueMountain Capital Management, LLC(7) 280 Park Avenue, 5th Floor East New York, NY 10017	3,871,184	8.8%	—	—

Barclays Global Investors, NA(8)	3,688,326	8.4%	—	—
400 Howard Street San Francisco, CA 94105

FMR LLC(9)	4,286,504	9.7%	—	—
82 Devonshire Street Boston, MA 02109

(1)	The Edward W. Scripps Trust (the “Trust”), the controlling shareholder of the Company, ended on October 18, 2012, upon the death of Robert P. Scripps, a grandson of Edward W.
Scripps, the founder of the Company. Certain of the descendants of Edward W. Scripps have entered into an agreement among themselves, other cousins and the Company that will restrict transfer and govern voting of Common Voting Shares to be held by them after distribution of the Trust estate. The information in the table is based on Amendment No. 1 to a Schedule 13G filed by The Edward W. Scripps Trust with the Securities and Exchange Commission on January 22, 2013. The trustees of the Trust are John H. Burlingame, Mary McCabe Peirce and Nackey Scagliotti. Ms. Scagliotti and Ms. Peirce are directors of the Company. The trustees of the Trust report shared voting power with the Signatories to the Scripps Family Agreement because an order issued by a Probate Court on January 22, 2013, requires the trustees to follow the voting directions provided by certain Signatories to the Scripps Family Agreement in voting the Common Voting Shares held by the Trust. See “Related Party Transactions – The Edward W. Scripps Trust and the Scripps Family Agreement” below.

(2)	Class A Common Share holdings include currently exercisable options to purchase 93,893 shares. Class A Shares and Common Voting Shares also include shares held by (a)(i) the John P. Scripps Trust FBO Barbara Scripps Evans under agreement dated 2/10/77, (ii) the John P. Scripps Trust FBO Paul K. Scripps under agreement dated 2/10/77, (iii) the John P. Scripps Trust FBO Peter M. Scripps under agreement dated 2/10/77, and (iv) the John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, of which the Reporting Person is a co-trustee with Ms. Evans and Peter La Dow, and (b)(i) the John Peter Scripps 1983 Trust, (ii) the Ellen McRae Scripps 1983 Trust, (iii) the John P. Scripps Trust FBO Ellen McRae Scripps under agreement dated 12/28/1984, (iv) the John P. Scripps Trust FBO John Peter Scripps under agreement dated 12/28/1984, and (v) the Paul K. Scripps Family Revocable Trust under agreement dated 2/7/1994, of which the Reporting Person is trustee.

(3)

The information in the table is based on Amendment 2 to a Schedule 13D filed with the Securities and Exchange Commission on January 24, 2013, by certain descendants of Robert P. Scripps, descendants of John P. Scripps and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries, all of whom are Signatories to the Scripps Family Agreement, which will govern the transfer and voting of all Common Voting Shares held by them, effective upon distribution of the Common Voting Shares held by The Edward W. Scripps Trust. The Signatories to the Scripps Family Agreement report shared voting power with the Trust and with each other with respect to the Common Voting Shares held by the Trust because an order issued by a Probate Court on January 22, 2013, requires the Trustees of the Trust to follow the voting directions provided by certain Signatories to the Scripps Family Agreement in voting the Common Voting Shares held by the Trust. Certain of the descendants of John P. Scripps and Trusts for their benefit also individually own, in the aggregate, 1,239,402 additional Common Voting Shares that are not subject to the Probate Court order and currently are not subject to the Scripps Family Agreement (although they will become subject to that agreement upon distribution of the Common Voting Shares held by the Trust). Signatories of the Scripps Family Agreement also own 172,251 Class A Common Shares, and have the right to acquire 277,699 additional Class A Common Shares subject to currently exercisable options. Such options are held by Ms. Peirce, Ms. Scagliotti, Mr. Paul K. Scripps, who are directors of the company, and Mr. Edward W. Scripps, Jr., who is a former director of the Company. Class A Common Shares are not subject to the Scripps Family Agreement. None of the individuals or trusts beneficially owns more than 5% of the Company’s outstanding Class A Common Shares or Common Voting Shares when the shares currently held by the Trust are excluded. See “Related Party Transactions – The Edward W. Scripps Trust and the Scripps Family Agreement” below. The reporting parties filing the Schedule 13D are Virginia S. Vasquez, Rebecca Scripps Brickner, Estate of Robert P. Scripps, Jr., Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Mary Ann S. Sanchez, Margaret E. Scripps (Klenzing), William H. Scripps, Marilyn J. Scripps (Wade), Adam R. Scripps, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Peter M. Scripps, Barbara Victoria Scripps Evans, Molly E. McCabe,

John P. Scripps Trust FBO Peter M. Scripps under agreement dated 2/10/77, John P. Scripps Trust FBO Paul K. Scripps under agreement dated 2/10/77, John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, John P. Scripps Trust FBO Barbara Scripps Evans under agreement dated 2/10/77, John Peter Scripps 1983 Trust, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust under agreement dated 10/27/2011, The La Dow Family Trust under agreement dated 6/29/2004, John P. Scripps Trust FBO John Peter Scripps under agreement dated 12/28/84, John P. Scripps Trust FBO Ellen McRae Scripps under agreement dated 12/28/84, John P. Scripps Trust FBO Douglas A. Evans under agreement dated 12/24/84, Douglas A. Evans 1983 Trust, Ellen McRae Scripps 1983 Trust, Victoria S. Evans Trust under agreement dated 5/19/2004, Peter M. Scripps Trust under agreement Dated 11/13/2002, Paul K. Scripps Family Revocable Trust under agreement dated 2/7/1994, Thomas S. Evans Irrevocable Trust under agreement dated 11/13/2012, Thomas S. Evans, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Charles Kyne McCabe, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Nackey E. Scagliotti, Cynthia J. Scripps, Edith L. Tomasko, Mary McCabe Peirce, Elizabeth A. Logan, Eva Scripps Attal, John P. Scripps, Eaton M. Scripps, Megan Scripps Tagliaferri, and Ellen McRae Scripps.

(4)	Dimensional Fund Advisors LP filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 8, 2013. The information in the table is based on the information contained in such filing for the year ended 2012. Such report states that Dimensional Funds Advisors LP, has sole voting power over 3,432,021 shares and sole investment power over 3,480,221 shares.

(5)	TAMRO Capital Partners LLC filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 8, 2013. The information in the table is based on the information contained in such filing for the year ended 2012. Such report states that TAMRO Capital Partners LLC, has sole voting power over 2,202,541 shares and sole investment power over 2,833,856 shares.

(6)	Blackrock, Inc. filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 4, 2013. The information in the table is based on the information contained in such filing for the year ended 2012. Such report states that Blackrock, Inc. has sole voting and investment power over 2,313,908 shares.

(7)	BlueMountain Capital Management LLC, filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 13, 2013. The information in the table is based on the information contained in such filing for the year ended 2012. Such report states that BlueMountain Capital Management LLC has sole voting and investment power over 3,871,184 shares.

(8)	Barclays Global Investors, NA filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 5, 2009. The information in the table is based on the information contained in such filing for the year ended 2008. Such report states that Barclays Global Investors, along with its reporting subsidiaries and affiliates, has sole voting power over 3,037,397 shares and sole investment power over 3,688,326 shares. The shareholder has not filed a Schedule 13G with respect to these shares since such date.

(9)	FMR LLC filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 10, 2008. The information in the table is based on the information contained in such filing for the year ended 2008. Such report states that FMR LLC has sole voting power over 457,332 shares and sole investment power over 4,286,504 shares. The shareholder has not filed a Schedule 13G with respect to these shares since such date.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2013, by each director and each nominee for election as a director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. As of January 31, 2013, there were 43,977,739 Class A Common Shares outstanding and 11,932,735 Common Voting Shares outstanding. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

Name of Individual or Number of Persons in Group	Class A Common Shares(1)	Exercisable Options(2)	Restriced Share Units(3)	Phantom Shares(4)	Total Class A Common Shares(5)	Percent of Class	Common Voting Shares	Percent of Class
Richard A. Boehne	226,175	917,838	427,051	—	1,571,064	3.6%	—	—
John W. Hayden	42,901	104,000	—	50,529	197,430	*	—	—
Anne M. La Dow(6)	—	—	—	—	—	*	39,552	*
Roger L. Ogden	42,944	104,000	—	—	146,944	*	—	—
Mary McCabe Peirce(7)	8,283	104,000	—	—	112,283	*	—	—
J. Marvin Quin	50,529	—	—	12,779	63,308	*	—	—
Nackey E. Scagliotti(7)	56,783	42,250	—	—	99,033	*	—	—
Paul K. Scripps(8)	43,191	93,893	—	—	137,084	*	799,087	6.7%
Kim Williams	42,968	104,000	—	22,077	169,045	*	—	—
Lisa A. Knutson	37,423	101,090	—	—	138,513	*	—	—
Brian G. Lawlor	36,785	112,669	—	—	149,454	*	—	—
Timothy E. Stautberg	126,201	176,053	—	—	302,254	*	—	—
Timothy W. Wesolowski	30,941	—	—	—	30,941	*	—	—
All directors and executive officers as a group (15 persons)(9)	828,751	1,947,738	427,051	85,385	16,352,999	37.2%	11,531,972	96.6%

*	Shares owned represent less than 1 percent of the outstanding shares of such class of stock.

(1)	The shares listed for each of the executive officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.

(2)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying options exercisable at January 31, 2013, and options that will be exercisable within 60 days of January 31, 2013.

(3)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying restricted share units that are convertible within 60 days of January 31, 2013, and have no additional vesting requirements.

(4)	Mr. Hayden received an award of phantom shares and has chosen payment in cash rather than payment in Class A Common Shares. Mr. Quin and Ms. Williams received an award of phantom shares and have elected payment in Class A Common Shares.

(5)	None of the shares listed for any officer or director is pledged as security for any obligation.

(6)	Includes shares held by the Anne M. La Dow Trust under agreement dated 10/27/2011, of which Ms. La Dow is trustee.

(7)	These persons are trustees of The Edward W. Scripps Trust, which ended on October 18, 2012. During the winding-up of the Trust and subject to the provisions of a Probate Court order, the trustees have sole power to vote and dispose of the 13,064,074 Class A Common Shares held by the Trust, have sole power to dispose of the 10,693,333 Common Voting Shares held by the Trust, and share the power to vote the aforesaid Common Voting Shares with certain Signatories to the Scripps Family Agreement. Ms. Peirce and Ms. Scagliotti are residuary beneficiaries of the Trust and, along with Ms. La Dow and Mr. Scripps, are Signatories to the Scripps Family Agreement. See “Related Party Transactions – The Edward W. Scripps Trust and Scripps Family Agreement” below.

(8)

Class A Common Share holdings include currently exercisable options to purchase 93,893 shares. Class A Shares and Common Voting Shares also include shares held by (a)(i) the John P. Scripps Trust FBO Barbara

Scripps Evans under agreement dated 2/10/77, (ii) the John P. Scripps Trust FBO Paul K. Scripps under agreement dated 2/10/77, (iii) the John P. Scripps Trust FBO Peter M. Scripps under agreement dated 2/10/77, and (iv) the John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, of which the Reporting Person is a co-trustee with Ms. Evans and Mr. La Dow, and (b)(i) the John Peter Scripps 1983 Trust, (ii) the Ellen McRae Scripps 1983 Trust, (iii) the John P. Scripps Trust FBO Ellen McRae Scripps under agreement dated 12/28/1984, (iv) the John P. Scripps Trust FBO John Peter Scripps under agreement dated 12/28/1984, and (v) the Paul K. Scripps Family Revocable Trust under agreement dated 2/7/1994, of which the Reporting Person is trustee.

(9)	The shares listed include the 13,064,074 Class A Common Shares and the 10,693,333 Common Voting Shares of the Company owned by The Edward W. Scripps Trust. Please see footnote 1 under Report on the Security Ownership of Certain Beneficial Owners for additional information. The shares listed also include shares beneficially owned by two executive officers who are not listed individually within the table.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2012 Board Meetings

During 2012, the board held four regularly scheduled meetings and no special meetings. All directors attended at least 75 percent of the meetings of the board and of the committees on which they served during the year ended December 31, 2012.

Executive Sessions of Directors

During 2012, executive sessions of non-management directors were held regularly. The director who presided at these meetings was the chair of the board of directors or another director selected by the board at the time of such meeting.

Committee Charters

The charters of the audit, compensation and nominating & governance committees are available for review on the Company’s Web site at www.scripps.com by first clicking on “Investor Relations,” and then on “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee.    Nackey E. Scagliotti (chair), Richard A. Boehne and J. Marvin Quin are the members of the executive committee. John W. Hayden was also a member of this committee but resigned in May 2012 to focus on his duties as chairperson of the nominating & governance committee. This committee may exercise all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees. The executive committee meets only as necessary. During 2012, it did not hold any meetings.

Audit Committee.    J. Marvin Quin (chair), John W. Hayden and Kim Williams are the members of the audit committee. The purpose of the committee is to assist the board in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the review of the Company’s enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. In 2012, the committee amended its charter to, among other things, transfer the responsibility of reviewing the Company’s ethics and conduct policies to the nominating & governance committee. During 2012, the audit committee held 5 meetings.

Compensation Committee.    Roger L. Ogden (chair), Mary McCabe Peirce and Kim Williams are the members of the compensation committee. John H. Burlingame was also a member of this committee but resigned in August 2012 when he resigned from the board. The committee is appointed by the board of directors to discharge the board’s responsibilities relating to compensation of the Company’s directors and officers. The committee reviews and approves the company’s compensation principles that apply generally to Company employees. It also reviews and approves the Company’s goals and objectives relevant to compensation of the chief executive officer and executive officers with the title of senior vice president or higher (“senior executives”) and evaluates their performance in light of those goals and objectives. Annually the compensation committee conducts a performance review of the CEO the results of which are shared with the entire board of directors. With respect to senior executives, the committee reviews and approves a peer group of companies against which it compares the Company’s compensation programs and practices for senior executives and directors. The committee reviews all of the components of the chief executive officer’s and the senior executives’ compensation, including goals and objectives, employment arrangements, severance arrangements or plans, incentive plans, employee benefit plans, perquisite arrangements, the Incentive Compensation Recoupment Policy (“claw-back policy”) and stock ownership guidelines, and makes recommendations to the board of directors. The committee has the authority to administer the cash-based incentive plans, severance arrangements or plans and change in control arrangements or plans covering the chief executive officer and senior executives. The committee is also responsible for reviewing the result of any shareholder advisory votes regarding the compensation of the Company’s named executive officers and making recommendations to the board on how to respond to those votes as well as recommending to the board whether to hold the shareholder advisory vote every 1, 2 or 3 years. The committee oversees the annual review of the Company’s compensation policies and practices for all employees, including non-senior executives, to determine whether they create financial risks.

With respect to any funded employee benefit plan covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the Committee has the definitive authority to appoint and terminate the named fiduciary or named fiduciaries of such plan(s). On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution, and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers or directors. In 2012, the committee retained Meridian Compensation Partners, LLC to assist it in developing and reviewing our executive and director compensation strategy and program. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the

Compensation Discussion and Analysis and related compensation disclosures included in the Company’s proxy statement. During 2012, the compensation committee held 4 meetings.

Nominating & Governance Committee.    John W. Hayden (chair), Mary McCabe Peirce and Paul K. Scripps are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the board by identifying individuals qualified to become board members and to recommend director nominees to the board; (2) to recommend to the board corporate governance principles that might be applicable to the Company; (3) to lead the board in its annual review of the board’s performance; and (4) to recommend to the board nominees for each committee of the board. In 2012, the committee amended its charter to add the responsibility of performing an annual review and recommending changes to the Company’s chief ethics officer of the Company’s Code of Conduct and ethics policies, which was formerly the responsibility of the audit committee. During 2012, the nominating & governance committee held 4 meetings.

On February 21, 2013, Nackey E. Scagliotti announced her retirement from the board of directors effective as of May 1, 2013. The nominating and governance committee of the board of directors has recommended that Richard A. Boehne, the Company’s President and Chief Executive Officer, replace Ms. Scagliotti as chairman of the board. If Mr. Boehne is elected as chairman, the board of directors will select a lead independent director from among the directors elected at the Annual Meeting.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by first clicking on “Investor Relations,” and then on “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Board Leadership

The nominating and governance committee of the board of directors has recommended that Richard A. Boehne, the Company’s President and Chief Executive Officer, replace Ms. Scagliotti as chairman of the board. If Mr. Boehne is elected as chairman, the board of directors will select a lead independent director from among the directors elected at the Annual Meeting.

Charitable Contributions

The Company has not made any charitable contributions, where the amount exceeded $1 million or two percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Code of Conduct

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Conduct, which is applicable to all employees. The Company’s chief ethics officer is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the nominating & governance committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Conduct are available for review on the Company’s Web site at www.scripps.com (click on “Investor Relations” and then on “Corporate Governance”) and to any shareholder who requests a printed copy from the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, the Company requires all employees to take an online code of conduct learning module to ensure that employees understand the Code of Conduct and the importance that the Company places on ethical behavior and compliance with the law. In addition, the Company has established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest; discrimination or harassment; diverting of product or business activity; embezzlement; employee relations; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; leadership or management issues; securities law violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-397-4911) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com) or by a direct phone line to the Company’s chief ethics officer.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the board of directors may do so by addressing letters to the secretary of the Company at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202. The board has instructed the secretary to review all communications so received (via e-mail or regular mail), and to exercise her discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year, and any director may request the secretary to forward any and all such communications to the directors.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by board members at the Annual Meeting of Shareholders. All board members attended the Company’s 2012 Annual Meeting of Shareholders.

Director Education

New directors attend an orientation session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating & governance committee annually.

Director Independence

The board of directors of the Company has determined that, with the exception of Richard A. Boehne, the President and Chief Executive Officer of the Company, all of the directors and nominees for director are independent under the standards established by the New York Stock Exchange. All of the members of the nominating & governance committee and compensation committee are independent under such standards.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the New York Stock Exchange. The board determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Quin is an audit committee financial expert as defined in the Securities and Exchange Commission rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The New York Stock Exchange requires listed companies to have a majority of independent directors on their boards and to ensure that their audit committee, compensation committee and governance committee are composed entirely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these independence rules so long as it discloses to shareholders that the company qualifies as a “controlled company” and that it is relying on this exemption in not having a majority of independent directors on the board or not having audit, compensation, and nominating committees comprised entirely of independent directors. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares and shares the voting power of those shares with the Signatories of the Scripps Family Agreement. As such, the Company qualifies as a “controlled company” and may rely on the NYSE exemption. Following the distribution from the Trust of the Common Voting Shares, the Signatories to the Scripps Family Agreement will hold a majority of the voting power of the Company, and the Company will continue to qualify as a “controlled company.” The Company is not relying at present on that exemption.

Director Nominations

The nominating & governance committee will consider any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Ms. Julie McGehee, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 or at secretary@scripps.com. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future. The Company used an independent consultant to assist with the identification and evaluation of a new director nominee for the 2013 Annual Meeting.

Director Qualifications and Diversity

When selecting director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the board the requisite skills and characteristics of board candidates as well as the diversity and composition of the board as a whole. A person considered for nomination to the board must be a person of high integrity. Other factors considered are independence, age, gender, skills, industry knowledge and experience in the context of the needs of the board. The board does not have a formal diversity policy. The nominating & governance committee makes recommendations to the board regarding the selection of director nominees.

For each director nominee at the Company’s 2013 annual meeting of shareholders, the board considered each of the factors highlighted in the preceding paragraph, and the nominees’ biographical information and work experience and determined that, if elected, the nominees would enable the board as a whole to perform its duties in an efficient and effective manner. Among other things, all of the nominees bring integrity and good business judgment to board discussions. More specifically, Mr. Ogden, Ms. Williams, Mr. Boehne, Mr. Conlin and Mr. Scripps bring a working knowledge of the industry or have direct newspaper, television or digital experience; Mr. Hayden is a retired chief executive officer; Mr. Quin brings financial expertise to the discussions; and Ms. Peirce (Scripps family member and a trustee of The Edward W. Scripps Trust) and Ms. La Dow (Scripps family member and former employee of a subsidiary of the Company), bring to the board institutional knowledge and a thorough understanding of our history and vision.

Director Service on Other Audit Committees

None of the Company’s directors currently serves on the audit committees of more than three public companies.

Risk Oversight — the Board’s Role

Risk oversight is a key responsibility of the board of directors, the fulfillment of which is of primary importance to the Company. Through its periodic review of the Company’s business strategies, the board assesses management’s perception of and tolerance for risk and advises on the appropriate level of risk for the Company. The audit committee of the board of directors reviews and discusses the Company’s risk assessment and risk management policies with management on a quarterly basis. The Company’s governance, enterprise risk management and compliance (“GRC”) committee reports quarterly to the audit committee and the committee’s written risk management report is included in the board’s quarterly meeting materials. The GRC committee is chaired by the Company’s General Counsel (chief compliance officer), who reports directly to the audit committee on compliance matters, and its members are division leaders and heads of key functional areas such as finance, human resources and information technology.

AUDIT COMMITTEE MATTERS

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes.

•	The engagement of the Company’s independent auditors.

•	The determination as to the independence and performance of the independent auditors.

•	The determination as to the performance of the internal auditors.

•	Review of the scope of the independent audit and the internal audit plan.

•	Pre-approval of audit and non-audit services.

•	Review of disclosure controls and procedures.

•	Review of management’s annual report on internal controls over financial reporting.

•	Review of annual and quarterly Securities and Exchange Commission filings.

•	Review of communications required to be reported to the committee by the independent auditors.

•	Review of certain regulatory and accounting matters with internal and independent auditors.

•	Consultation with independent auditors.

•	Preparation of its report for the proxy statement.

•	Committee performance evaluation.

•	Review of policies for employing former employees of the independent auditors.

•	Establishment of “whistleblowing” procedures.

•	Review of legal and regulatory compliance.

•	Review enterprise risk issues.

•	Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2012, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The committee also discussed with the Company’s internal auditor, and with Deloitte & Touche LLP, and its subsidiaries and affiliates (“Deloitte”), the Company’s independent registered public accounting firm for the year ended December 31, 2012, the overall scope and plan for their respective audits. The committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte to the Company for the years ended December 31, 2012, and December 31, 2011.

	2012	2011
Audit fees	$1,360,000	$1,144,500
Audit-related fees	88,843	36,843

Total audit and audit-related fees	1,448,843	1,181,343
Tax fees	74,750	28,092

Total fees	$1,523,593	$1,209,435

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits paid by the Company; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In connection with the financial statements for the fiscal year ended December 31, 2012, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management; and

(2)	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)	received the written disclosures and letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding Deloitte’s communication with the audit committee concerning independence, and has discussed with Deloitte, Deloitte’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee

J. Marvin Quin, Chair

John W. Hayden

Kim Williams

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s board of directors (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee

Roger L. Ogden, Chairman

Mary McCabe Peirce

Kim Williams

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the Company’s 2012 compensation program for Richard A. Boehne, President and Chief Executive Officer; Timothy M. Wesolowski, Senior Vice President/Chief Financial Officer and Treasurer; Brian G. Lawlor, Senior Vice President/Television; Timothy E. Stautberg, Senior Vice President/Newspapers; and Lisa A. Knutson, Senior Vice President/Chief Administrative Officer. We refer to these individuals as our “named executive officers.”

Executive Summary

The 2012 executive compensation program was designed to meet the following objectives that align with and support our strategic business goals:

•	Improve the cash flow generated by our businesses over time;

•	Attract and retain executives who will lead our efforts to build long-term value for shareholders and transform our businesses during these turbulent economic times; and

•	Reward increases in shareholder value.

We focus on providing compensation programs that are aligned with our objectives, promote sound governance practices, and deliver pay for performance.

•

A meaningful portion of our named executive officers’ compensation is “variable” or “at risk.” This means that a portion of their compensation is directly contingent upon achieving specific results that are essential to the Company’s long-term success and growth in shareholder value.

•

The variable compensation elements consist of (i) an annual incentive opportunity, which is a cash award payable based on the extent to which we achieve certain Company-wide free cash flow goals and certain divisional free cash flow and revenue goals; and (ii) performance-based restricted share units, which are earned based on achievement of the Company-wide free cash flow goal and vest over a four year period.

•

We believe that since free cash flow was so vital to the success of our business moving forward, it was the most appropriate measure to use in our incentive compensation programs in 2012. We adjusted the goal for major investments during the year so that our long-term growth was not jeopardized. Moreover, as described in more detail below, we diversified the divisional goals to include revenue as well as free cash flow. Finally, we believe that any risk inherent in focusing on free cash flow under the annual and long-term incentive plans is mitigated by the long-term vesting schedule of our equity awards, our stock ownership guidelines and our claw-back policy, all as described below.

•

We subject a meaningful portion of earned performance-based restricted share units to a time-based vesting schedule following the end of the performance period. This practice encourages our executives to generate performance results that translate into sustained, long-term shareholder value.

•

Our stock ownership policy requires our executive officers to hold a minimum level of our Class A common shares to ensure that each executive has personal wealth tied to the long-term success of the Company and, therefore, has interests that are aligned with those of our public shareholders.

•

We maintain a claw-back policy, under which we will require the reimbursement of any incentive compensation if the payment was predicated upon financial results that were subsequently the subject of a restatement caused by the recipient’s fraud or misconduct.

•

We periodically review our compensation program to confirm that we are not creating excessive or inappropriate risks. We believe that our compensation program provides an appropriate balance between current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. We do not use highly-leveraged performance goals, but instead provide incentive opportunities that are based on balanced performance metrics to promote disciplined progress toward exceeding long-term goals. All payouts are capped at a pre-established percentage of base salary.

•

We regularly review overhang levels (the dilutive impact of equity awards on our stockholders) and run rates (the aggregate shares awarded as a percentage of total outstanding shares). Annually, our goal is to grant awards for a number of shares that is less than 2% of our outstanding shares.

•

The Compensation Committee of the board of directors (the “Compensation Committee” or “Committee”) retains an independent consultant to assist in developing and reviewing our executive compensation strategy and program. The Committee, with the assistance of the independent consultant, regularly evaluates the compensation practices of our peer companies to confirm that our compensation programs are consistent with market practice.

Use of Market Survey Data

The Compensation Committee directly retains Meridian Compensation Partners, LLC (“Meridian”) to assist it in developing and reviewing our executive compensation strategy and programs. Meridian reports directly to the Committee and serves at the sole discretion of the Committee. It does not perform any other services for the Company. The Compensation Committee has assessed the independence of Meridian pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently representing the Compensation Committee.

We believe that our compensation program should remain competitive in order to attract and retain key executive talent. Therefore, as part of its engagement, Meridian provided information to the Compensation Committee about the target market compensation levels, pay mix and overall design for the components of total direct compensation based on the pay practices of companies in our executive compensation peer group.

The peer group consists of companies that operate in the broadcast television and/or newspaper industries and whose business models are similar to ours. The Company’s outside compensation consultant, along with our senior executives, reviews a list of possible peer group members based on the Company’s current strategic direction, size and market for competitive talent. Based on that review and the overall strategic direction of the Company, a peer group of 14 companies was selected for 2012. The peer group for 2012 was the same as the group used in 2011, except we added Fisher Communications, Inc. because of its television business and digital focus. The peer group consisted of the following companies (in alphabetical order):

• A.H. Belo Corporation • Belo Corporation • Fisher Communications, Inc. • Gannett Co., Inc.	• LIN TV Group • The McClatchy Company • Media General, Inc. • Meredith Corporation

• Gray Television, Inc. • Journal Communications Inc. • Lee Enterprises, Incorporated	• The New York Times Company • Nexstar Broadcasting Group, Inc. • Sinclair Broadcast Group, Inc.

The Committee believes that this peer group was appropriate because it represented a comparable group of public companies with similar business models and of a generally similar revenue size. For example, in 2011 the companies in the peer group had revenues between $164 million and $5.2 billion, with median revenue of $633 million. Our Company had revenue of $729 million in 2011, slightly above the median of the peer group. The Committee also believes that this peer group was appropriate because: (i) the responsibilities of our executives corresponded with the responsibilities of executives working in similar positions at the companies in this peer group and (ii) this peer group reasonably corresponded to the market for executive talent.

Analysis of Each Compensation Element

Following is a brief summary of each element of the compensation program for our named executive officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent.

Given the continuing uncertain economic environment, our named executive officers did not receive a base salary merit increase during the 2012 performance review.

Annual Incentive

The Company maintains an annual incentive program, under which our named executive officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved. The Compensation Committee believes that an annual incentive program is an important component of total compensation because:

•	It rewards executives for achieving annual operating results; and

•	It is a performance-based component that provides “variable” or “at risk” compensation.

The 2012 annual incentive program was redesigned. Incentive target opportunities were reinstated to the 2008 target levels: 95% for Mr. Boehne and 50% for each of the other named executive officers. The program generally was based on the Company’s free cash flow for the year, except that one-third of the incentive for Mr. Lawlor and Mr. Stautberg was allocated to Broadcast and Newspaper free cash flow and revenue, respectively, to reflect their responsibility for those divisions.

	Free Cash Flow			Revenue
Name	Company	Newspaper	Broadcast	Newspaper	Broadcast
Richard A. Boehne	100%	—	—	—	—
Timothy M. Wesolowski	100%	—	—	—	—
Brian G. Lawlor	67%	—	24.75%	—	8.25%
Timothy E. Stautberg	67%	24.75%	—	8.25%	—
Lisa A. Knutson	100%	—	—	—	—

The free cash flow and revenue goals each have threshold, target and maximum performance levels, with payout levels equal to 50% for threshold performance, 100% for target performance and 150% for maximum performance; provided that if actual performance for a goal falls below the threshold level, then no payout will be earned for that goal.

Free Cash Flow*	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Achievement Level
Company	$91.0 million	$113.8 million	$136.5 million	$135.0 million	145%**
Newspaper	$19.7 million	$24.6 million	$29.5 million	$25.4 million	109%
Broadcast	$91.2 million	$114.0 million	$136.8 million	$140.0 million	150%

Revenue*	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Achievement Level
Newspaper	$322.4 million	$403.0 million	$484.0 million	$399.1 million	98%
Broadcast	$377.4 million	$468.0 million	$561.6 million	$493.9 million	114%

*	The performance goals were defined as follows:

•

Company free cash flow:    Consolidated operating income, as reported in our Annual Report on Form 10-K for the period ending December 31, 2012, excluding depreciation, amortization of intangible assets, impairment charges for property, equipment or intangible assets, restructuring costs, expenses incurred in association with a business acquisition, and any amounts recorded for pension expense, each as listed in the Annual Report, and excluding any amounts recorded for the annual incentive earned under the plan, and adjusted (i) for any difference between actual digital expenses included in operating income for 2012 and the budget for those digital expenses as of the end of February 2012; and (ii) to remove the revenues and segment profit of any business acquired during the year.

•

Division free cash flow:    Segment profit or loss less additions to property, plant and equipment, each as reported in the Annual Report for 2012, and adjusted to remove the revenues and segment profit of any business acquired during the year.

•	Division revenues: Segment operating revenues as reported in the Annual Report for 2012, adjusted to remove the revenues and segment profit of any business acquired during the year.

•

Adjustments:    If the Company disposed of any Newspaper or Broadcast property during the year, then the targets and performance results would be reduced by the disposed property’s budgeted contribution for the year.

**	The Compensation Committee exercised discretion and limited the achievement level to 145% for payout purposes.

For more information on the 2012 annual incentive opportunities for our named executive officers, please refer to the “2012 Grants of Plan-Based Awards” section of this proxy statement. The amount of the 2012 annual incentive payments is set forth in the Non-Equity Incentive Plan Compensation column of the “2012 Summary Compensation Table” of this proxy statement.

Long-Term Incentives

In 2012, the Compensation Committee granted awards of time-based and performance-based restricted share units under this plan to the named executive officers. The Committee believes that a competitive long-term incentive program is an important component of total compensation because:

•	It enhances retention and rewards executives for increasing stock price and enhancing long-term value; and

•	It provides executives with an opportunity for stock ownership to align their interests with those of our shareholders.

Long-Term Incentive Opportunities

The Compensation Committee approved the target value of the equity award for each named executive officer based on his or her position and level of responsibility, and the historical equity grants. In 2012, the Compensation Committee maintained the target value for equity awards at 2011 levels: $900,000 for Mr. Boehne and $300,000 for the other named executive officers.

The target value was converted into a number of shares by dividing the applicable target value of the long-term incentive opportunity set forth above by the average of the closing per-share price of our Class A common shares for the 30 trading days immediately preceding and including the effective date of the equity award. The resulting number of shares was allocated 80% to time-based restricted share units and 20% to performance-based restricted share units with a one-year performance period tied to achieving our free cash flow target under the annual incentive plan of at least $113.8 million. As a result of the conversion methodology described above, the grant date fair value of the awards for financial accounting purposes, which is based on the fair market value of the shares on the date of grant and listed in the “2012 Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this proxy statement, differs from the target value listed above.

Vesting of the time-based restricted share units will occur over a four year period and a similar vesting schedule applies to the performance-based grant if the free cash flow target is achieved or exceeded.

The time-based restricted share units were intended to foster employee stock ownership, align the interests of management with those of our shareholders, and enhance our retention program in light of prior reductions in base salary levels and the annual incentive opportunities. Moreover, the time-based awards, combined with the Company’s stock ownership requirements, were intended to provide a direct incentive for our management to build sustained long-term shareholder value.

At the same time, the Committee wanted to tie a portion of the long-term incentive opportunity to performance-based restricted share units, so that our executives would focus on achieving our Company-wide free cash flow goal for 2012. Our actual Company-wide free cash flow for 2012 was $135.0 million (compared to a goal of $113.8 million), meaning that the performance-based restricted share units for our named executive officers were earned. The resulting share units will vest in four equal annual installments commencing in March 2013.

Equity Grant Practices

The Compensation Committee typically approves annual equity awards at its February meeting. This meeting date is usually set two years in advance. In order to mitigate the impact of fluctuations in our stock price, award values are converted into a number of shares by dividing the applicable dollar value of the long-term incentive opportunity by the average of the closing per-share prices of our Class A common shares for the 30 trading days immediately preceding and including the effective date of the equity award. The Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information to be coincident with equity award grant dates.

Additional Information

For more information on the equity awards granted to our named executive officers in 2012, please refer to the “2012 Grants of Plan-Based Awards” table in this proxy statement. For information about the total number of equity awards outstanding as of the end of 2012 with respect to each named executive officer, please refer to the “2012 Outstanding Equity Awards at Fiscal Year-End” tables of this proxy statement.

Say-on-Pay Vote

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included a shareholder vote on executive compensation in last year’s proxy statement. In that vote, which was advisory and nonbinding, holders of our Common Voting Shares approved the compensation of our named executive officers as disclosed in the 2012 proxy statement (commonly referred to as a “say-on-pay” vote). The Compensation Committee views the support of such shareholders for the say-on-pay proposal as a strong endorsement of our compensation program and our emphasis on variable compensation. As a result, we continued to emphasize a pay-for-performance culture at the Company. In 2012, we diversified our metrics related to the Executive Annual Incentive Plan to incorporate both free cash flow and revenue at the division level.

Incentive Compensation Recoupment Policy

In November 2009, the board of directors voluntarily adopted an Incentive Compensation Recoupment Policy (or a “claw-back policy”). Under this policy, each officer must repay, as directed by the board of directors, any annual incentive or other performance-based award received by him or her after November 16, 2009, if:

•	the payment of such compensation was based on the achievement of financial results that were later the subject of a restatement of our financial statements, and

•	the Committee determines that the officer’s fraud or misconduct caused or contributed to the need for the restatement.

This policy supports the goal of accuracy of our financial statements and aligns our executives’ interests with that of our shareholders over the long term.

Stock Ownership Requirements

In February 2011, the Compensation Committee established stock ownership targets for our named executive officers to achieve by February 2016 (August 2016 for Mr. Wesolowski). For this purpose, stock ownership includes Class A common shares owned directly, in trust, or through any unvested time-based restricted shares or restricted share units (but it excludes shares underlying performance-based restricted share units until these shares are earned).

The ownership guidelines were implemented to encourage our senior executives to own a meaningful amount of our Class A common shares. We recognize that our owners (i.e., our shareholders) want us to increase the value of the Company. We want our executives to focus on long-term as well as short-term success, and we want them to think and act as owners when they balance the risks and rewards involved with particular business decisions. We believe the equity ownership interests that result from our stock ownership guidelines will enhance the proper motivation of our executives.

Named Executive Officer	Ownership Guidelines by Target Date	Target Number of Shares (based on 1/31/2013 price of $10.99)	Actual Ownership as of 1/31/2013
Mr. Boehne	3 x Base Salary	185,623	784,541
Mr. Wesolowski	2 x Base Salary	61,874	75,725
Mr. Lawlor	2 x Base Salary	83,712	164,768
Mr. Stautberg	2 x Base Salary	80,073	329,505
Ms. Knutson	2 x Base Salary	65,514	233,479

Retirement Plans

The Company sponsors various noncontributory defined benefit pension plans covering substantially all full-time employees that began employment prior to June 30, 2008, including a SERP, which covers certain executive employees. As part of an overall cost-savings strategy, the Company froze service in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. As a result, Mr. Wesolowski does not participate in the SERP.

In order to retain key executive talent, the Committee believes that it is important to provide the executive officers, including named executive officers, with retirement benefits that are in addition to those generally provided to its employees. As a result:

•

We supplement the pension plan for executives who began employment prior to June 30, 2008, and whose pay and contributions exceed the IRS limitations, through the Scripps Supplemental Executive Retirement Plan (SERP). For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table of this proxy statement.

•

Named executive officers may defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions, in each case in excess of what they are able to defer under our 401(k) plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table of this proxy statement.

As part of the Company’s retirement program redesign, in 2010, an enhanced safe harbor 401(k) plan was developed to encourage participation and help employees better manage their financial future. Beginning January 1, 2011, the Company amended the 401(k) plan to include the following:

•

A matching contribution equal to 100% on the first 1% of compensation contributed by an eligible participant, plus 50% on the next 5% of compensation. Moreover, the Company expanded the definition of compensation to include bonus, overtime and other forms of compensation currently included in the definition of “annual earnings” under the pension plan.

•

A transition credit benefit ranging from 1% to 5% for participants age 45 and older with at least five years of service. This transition credit will be provided for five years and is designed to benefit those employees closest to retirement age who will not have as much time as other employees to grow retirement savings in the enhanced 401(k) plan.

At that time we also (i) amended the Executive Deferred Compensation Plan to provide a Company matching contribution on deferrals of base salary in excess of IRS limitations and on deferrals of bonuses; and (ii) adopted the Transition Credit Plan to provide “excess” transition credits to participants whose transition credit contributions under the 401(k) plan are subject to IRS limitations.

Based on information provided by a consultant to the Compensation Committee, the Committee believes that our revised retirement program is consistent with the retirement programs and benefit levels offered by many of the companies in our compensation peer group.

Health, Welfare and Other Personal Benefits

In addition to the key compensation components described above, the named executive officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees.

The Company may also provide its officers, including its named executive officers, with limited additional perquisites and other personal benefits. For example, named executive officers are provided a financial planning benefit, but the tax gross-up for this benefit was eliminated in 2009. We also provide perquisites that facilitate involvement of executive officers in the business community by sponsoring membership in business clubs. Finally, the named executive officers are eligible for an annual executive physical. Typically, the majority of the cost associated with this benefit is covered under the established health care plans; however, if certain tests or procedures are not covered, the Company will pay the difference.

For more information about the perquisites provided in 2012 to each named executive officer, please refer to the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

Employment Agreements, Executive Severance Plan and Change in Control Plan

The Committee believes that severance protections convey the Company’s commitment to each named executive officer while offering flexibility for any potential changes in compensation or duties. Accordingly, the Company provides severance protections for named executive officers under an employment agreement (for Mr. Boehne only), the Executive Severance Plan and the Change in Control Plan.

Based on information provided by a consultant to the Committee, severance arrangements are used by a majority of the companies in our compensation peer group, and the terms of our severance arrangements, described below, are consistent with prevailing market practices.

Employment Agreement

On February 15, 2011, the Company approved a new employment agreement for Mr. Boehne. The employment agreement has a three-year term, which commences on the expiration of his original contract – i.e., August 7, 2011. The term may be extended for an additional year unless the Company provides prior notice of its intention not to extend. The new employment agreement: (i) continues his current base salary at $680,000 per year; (ii) provides that his target annual incentive opportunity shall not be less than 50% of base salary; and (iii) confirms that he will continue to receive reimbursement for tax and financial planning up to a maximum of $15,000, the annual member fees and other dues associated with one luncheon club, and the costs of an annual physical examination. The agreement also provides for severance benefits in the event of an involuntary termination of employment without “cause” or a termination for “good reason,” death or disability, as more fully described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Executive Severance Plan

Each of the named executive officers other than Mr. Boehne participates in the Executive Severance Plan. Upon an involuntary termination without “cause,” the covered executives are entitled to: (i) a pro-rated annual incentive, based on actual performance for the entire year, (ii) one times base salary and target annual incentive; (iii) accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms), and (iv) continued payment of monthly health care premiums for up to one year (subject to reduction if the participant becomes re-employed). The Company may amend or terminate the plan at any time, without notice or participant consent. The severance levels were established by the Committee in July 2008 and were reviewed by the Committee in May of 2009 and 2010, and at each meeting held during 2011 and 2012.

Change in Control Plan

Each of the named executive officers is provided change in control protections under the Senior Executive Change in Control Plan.

This plan provides benefits on a “double trigger,” meaning that the severance benefits are due only if the Company terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason”, in either case within a two-year period following a change in control. The severance levels were established by the Committee in June 2008 and were reviewed and approved by the Committee in May of 2009 and 2010, and at each meeting held during 2011 and 2012.

The Committee believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our named executive officers. The Change in Control Plan allows our named executive officers to focus on the Company’s business and objectively evaluate any future proposals during potential change in control transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control.

All equity awards held by our named executive officers would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the Company’s equity may change in the event of a change in control and the Committee believes our named executive officers should have the same opportunity to realize value in a change in control transaction as public shareholders.

The termination of The Edward W. Scripps Trust in October 2012, the pending distribution from the Trust of the Common Voting Shares to the residuary beneficiaries, and the effectiveness of the Scripps Family Agreement do not constitute a change in control under the Senior Executive Change in Control Plan or the equity awards discussed in the preceding paragraphs.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each named executive officer is entitled to receive upon certain terminations of employment or in connection with a change in control.

2012 Summary Compensation Table

The following Summary Compensation Table provides information regarding the compensation earned in 2010, 2011 and 2012 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Richard A. Boehne President & Chief Executive Officer	2012	680,000	957,646	936,700	921,935	101,040	3,597,321
	2011	680,000	896,190	510,000	339,324	77,012	2,502,526
	2010	680,000	1,132,800	306,000	174,313	21,481	2,314,594

Timothy M. Wesolowski Senior Vice President/ Chief Financial Officer & Treasurer(5)	2012 2011	340,000 105,841	319,215 201,991	246,500 47,628	0 0	12,080 871	917,795 356,331

Brian G. Lawlor Senior Vice President/ Television	2012	460,000	319,215	333,546	301,787	31,927	1,446,475
	2011	460,000	298,727	207,000	141,410	28,022	1,135,159
	2010	443,231	377,600	166,212	90,691	2,614	1,080,348

Timothy E. Stautberg Senior Vice President/ Newspapers	2012	440,000	319,215	293,816	348,830	48,284	1,450,145
	2011	403,077	521,632	181,385	168,485	39,827	1,314,406
	2010	360,000	377,600	135,000	81,559	19,647	973,806

Lisa A. Knutson Senior Vice President/ Chief Administrative Officer	2012	360,000	319,215	261,000	54,875	35,220	1,030,310
	2011	319,950	391,442	143,978	24,673	25,921	905,964
	2010	301,500	377,600	113,063	10,748	11,824	814,735

(1)	Represents the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of equity awards in the applicable year, disregarding the impact of estimated forfeitures relating to service-based vesting conditions. See footnote 21 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 Annual Report”), for an explanation of the assumptions made in the valuation of the awards.

(2)	Represents the annual incentive earned in the applicable year.

(3)	Represents the increase in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (SERP) for the applicable year. Our named executive officers did not accrue any preferential or above-market earnings on non-qualified deferred compensation. The Company froze service accruals in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. As a result, Mr. Wesolowski does not participate in these plans.

(4)	Represents the perquisites and other benefits earned in the applicable year. The benefits for 2012 are outlined in the table below. For more information about these benefits, please refer to the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement.

Name	Financial Planning ($)(i)	Club Dues ($)(ii)	Matching Charitable Contributions ($)(iii)	Other Income ($)(iv)	Transition & Matching Contribution ($)(v)	Total ($)
Mr. Boehne	15,000	8,690	0	0	77,350	101,040
Mr. Wesolowski	0	2,240	2,200	1,410	6,230	12,080
Mr. Lawlor	10,000	0	500	0	21,427	31,927
Mr. Stautberg	10,000	6,540	3,000	782	27,962	48,284
Ms. Knutson	9,900	2,240	0	0	23,080	35,220

(i)	Represents all amounts paid by the Company for financial planning services.

(ii)	Represents all amounts paid by the Company for membership dues at business clubs.

(iii)	Scripps Howard Foundation matches on a dollar-for-dollar basis up to $3,000 annually for charitable contributions made by the executives. This program is available to all employees.

(iv)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.

(v)	Represents the amount of all matching contributions made under the Company’s 401(k) plan and Executive Deferred Compensation Plan and the transition credits made under the Transition Credit Plan.

(5)	Mr. Wesolowski was appointed as the Senior Vice President/Chief Financial Officer and Treasurer effective August 31, 2011.

2012 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer regarding annual incentive and restricted share unit awards granted during 2012.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)

Mr. Boehne	Annual Incentive		323,000	646,000	969,000
	3/15/2012	2/23/2012				19,544		191,531
	3/15/2012	2/23/2012					78,175	766,115

Mr. Wesolowski	Annual Incentive		85,000	170,000	255,000
	3/15/2012	2/22/2012				6,515		63,847
	3/15/2012	2/22/2012					26,058	255,368

Mr. Lawlor	Annual Incentive		115,000	230,000	345,000
	3/15/2012	2/22/2012				6,515		63,847
	3/15/2012	2/22/2012					26,058	255,368

Mr. Stautberg	Annual Incentive		110,000	220,000	330,000
	3/15/2012	2/22/2012				6,515		63,847
	3/15/2012	2/22/2012					26,058	255,368

Ms. Knutson	Annual Incentive		90,000	180,000	270,000
	3/15/2012	2/22/2012				6,515		63,847
	3/15/2012	2/22/2012					26,058	255,368

(1)	Represents the annual incentive opportunities granted in 2012. The “Threshold”, “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were established. The threshold payout equals 50% of the target award. The maximum equals 150% of the target award. The actual 2012 incentive award was determined on February 20, 2013, and is set forth in the Non-Equity Incentive Plan Compensation column of the 2012 Summary Compensation Table of this proxy statement.

(2)	Represents the performance-based restricted share units granted in 2012 under the Long-Term Incentive Plan. The “Target” column reflects the payout when the performance goal was established; there are no threshold or maximum payout levels. The actual number of units received was determined on March 15, 2012, and is included in the “Number of Shares or Units of Stock that have not Vested” column of the 2012 Outstanding Equity Awards at Fiscal Year-End table of this proxy statement.

(3)	Represents the time-based restricted share units granted to the named executive officers in 2012. The restricted share units vest in four equal, annual installments for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s termination without cause, death, disability, or retirement, or in the event of a change in control. The executives are entitled to dividend equivalents if and when dividends are paid on our Class A common shares.

(4)	Represents the grant date fair value (market price), as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table.

2012 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information for each named executive officer with respect to (i) each option to purchase stock that had not been exercised and remained outstanding as of December 31, 2012, and (ii) each award of restricted share units that had not vested and remained outstanding as of December 31, 2012.

In connection with the 2008 spin-off of Scripps Networks Interactive, Inc. (“SNI”), all Company stock options held by individuals who remained employed by the Company (including the named executive officers other than Mr. Wesolowski) were adjusted as follows: (i) vested stock options were split 80% — 20% between SNI stock options and Company stock options, and (ii) unvested stock options remained unvested Company stock options. In each case, the number of shares and the exercise price of each stock option were adjusted to maintain the award’s economic value. All of the information in the following tables reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with the spin-off and the related one-for-three reverse stock split.

	Outstanding Equity Awards at Fiscal Year-End E. W. Scripps Equity Awards Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(3)	Market Value of Shares or Units of Stock that have not Vested ($)(4)
Mr. Boehne	84,507	10.38	3/22/2014
	164,318	9.54	3/28/2014
	258,215	10.41	2/21/2015
	410,798	9.09	2/20/2016

Total	917,838			577,910	6,247,207

Mr. Wesolowski	0

Total	0			51,299	554,542

Mr. Lawlor	9,389	9.90	2/9/2013
	3,755	8.52	2/25/2013
	21,907	10.44	2/21/2014
	9,389	10.47	2/24/2014
	34,425	10.41	2/21/2015
	46,948	9.09	2/20/2016

Total	125,813			134,498	1,453,923

Mr. Stautberg	32,863	10.44	2/21/2014
	21,126	10.38	3/22/2014
	51,642	10.41	2/21/2015
	70,422	9.09	2/20/2016

Total	176,053			209,819	2,268,143

Ms. Knutson	19,717	10.44	2/21/2014
	34,425	10.41	2/21/2015
	46,948	9.09	2/20/2016

Total	101,090			202,571	2,189,793

(1)	Represents the number of shares underlying the outstanding stock options that have vested as of December 31, 2012.

(2)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(3)	Represents the number of restricted share units for each named executive officer outstanding as of December 31, 2012. Vesting is accelerated upon a termination without cause, death, disability, retirement or change in control. The vesting dates for each outstanding restricted share units are as follows:

Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date

Mr. Boehne	3/5/2009	348,837	348,837 on 3/5/2013
	3/9/2010	48,000	24,000 on 3/9/2013, 24,000 on 3/9/2014
	3/9/2010	12,000	6,000 on 3/9/2013, 6,000 on 3/9/2014
	3/8/2011	57,083	19,028 on 3/9/2013, 19,027 on 3/9/2014, 19,028 on 3/9/2015
	3/8/2011	14,271	4,757 on 3/9/2013, 4,757 on 3/9/2014, 4,757 on 3/9/2015
	3/15/2012	78,175	19,543 on 3/9/2013, 19,544 on 3/9/2014, 19,544 on 3/9/2015, 19,544 on 3/9/2016
	3/15/2012	19,544	4,886 on 3/9/2013, 4,886 on 3/9/2014, 4,886 on 3/9/2015, 4,886 on 3/9/2016

	Total	577,910

Mr. Wesolowski	9/1/2011	18,726	6,242 on 9/1/2013, 6,242 on 9/1/2014, 6,242 on 9/1/2015
	3/15/2012	26,058	6,514 on 3/9/2013, 6,515 on 3/9/2014, 6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	6,515	1,628 on 3/9/2013, 1,629 on 3/9/2014, 1,629 on 3/9/2015, 1,629 on 3/9/2016

	Total	51,299

Mr. Lawlor	3/5/2009	58,140	58,140 on 3/5/2013
	3/9/2010	16,000	8,000 on 3/9/2013, 8,000 on 3/9/2014
	3/9/2010	4,000	2,000 on 3/9/2013, 2,000 on 3/9/2014
	3/8/2011	19,028	6,343 on 3/9/2013, 6,342 on 3/9/2014, 6,343 on 3/9/2015
	3/8/2011	4,757	1,586 on 3/9/2013, 1,585 on 3/9/2014, 1,586 on 3/9/2015
	3/15/2012	26,058	6,514 on 3/9/2013, 6,515 on 3/9/2014, 6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	6,515	1,628 on 3/9/2013, 1,629 on 3/9/2014, 1,629 on 3/9/2015, 1,629 on 3/9/2016

	Total	134,498

Mr. Stautberg	3/5/2009	116,279	116,279 on 3/5/2013
	3/9/2010	16,000	8,000 on 3/9/2013, 8,000 on 3/9/2014
	3/9/2010	4,000	2,000 on 3/9/2013, 2,000 on 3/9/2014
	3/8/2011	19,028	6,343 on 3/9/2013, 6,342 on 3/9/2014, 6,343 on 3/9/2015
	3/8/2011	4,757	1,586 on 3/9/2013, 1,585 on 3/9/2014, 1,586 on 3/9/2015
	7/1/2011	17,182	5,727 on 7/1/2013, 5,727 on 7/1/2014, 5,728 on 7/1/2015
	3/15/2012	26,058	6,514 on 3/9/2013, 6,515 on 3/9/2014, 6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	6,515	1,628 on 3/9/2013, 1,629 on 3/9/2014, 1,629 on 3/9/2015, 1,629 on 3/9/2016

	Total	209,819

Ms. Knutson	3/5/2009	116,279	116,279 on 3/5/2013
	3/9/2010	16,000	8,000 on 3/9/2013, 8,000 on 3/9/2014
	3/9/2010	4,000	2,000 on 3/9/2013, 2,000 on 3/9/2014
	3/8/2011	19,028	6,343 on 3/9/2013, 6,342 on 3/9/2014, 6,343 on 3/9/2015
	3/8/2011	4,757	1,586 on 3/9/2013, 1,585 on 3/9/2014, 1,586 on 3/9/2015
	10/1/2011	9,934	3,311 on 10/1/2013, 3,311 on 10/1/2014, 3,312 on 10/1/2015
	3/15/2012	26,058	6,514 on 3/9/2013, 6,515 on 3/9/2014, 6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	6,515	1,628 on 3/9/2013, 1,629 on 3/9/2014, 1,629 on 3/9/2015, 1,629 on 3/9/2016

	Total	202,571

(4)	The value was calculated using the closing market price of our Class A common shares on December 31, 2012 ($10.81 per share).

	Outstanding Equity Awards at Fiscal Year-End Scripps Networks Interactive Option Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Option Exercise Price ($)(2)	Option Expiration Date

Mr. Boehne	77,112	45.49	3/22/2014
	42,840	41.79	3/28/2014
	21,420	45.59	2/21/2015

Total	141,372

Mr. Wesolowski	0

Total	0

Mr. Lawlor	5,712	45.67	2/21/2014
	8,568	45.90	2/24/2014
	2,856	45.59	2/21/2015

Total	17,136

Mr. Stautberg	0

Total	0

Ms. Knutson	2,856	45.59	2/21/2015

Total	2,856

(1)	Represents the number of shares underlying the outstanding Scripps Networks Interactive stock options that have vested as of December 31, 2012.

(2)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

2012 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to the exercise of options and the vesting of restricted share units during 2012.

	Option Awards				Stock Awards
	E. W. Scripps		Scripps Networks Interactive		E. W. Scripps
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Boehne	159,624	224,714	145,656	1,242,189	402,620	3,747,854
Mr. Wesolowski	0	0	0	0	6,242	64,730
Mr. Lawlor	0	0	11,995	190,491	96,770	889,155
Mr. Stautberg	36,619	51,471	44,982	546,232	139,933	1,304,315
Ms. Knutson	0	0	5,140	66,049	137,517	1,284,773

(1)	Represents the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of the closing price per share on the date of exercise, over the per share exercise price of the stock option.

(2)	Represents the product of the number of shares of stock covered by the restricted share or units that vested and the closing price per share of stock on the vesting date.

2012 Pension Benefits

The following table sets forth information regarding the pension benefits for each named executive officer.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Boehne(2)	Scripps Pension Plan	23.92	743,581	0
	Cincinnati Newspaper Guild and Post Retirement Income Plan	2.42	8,785	0
	SERP	23.92	2,877,557	0
Mr. Wesolowski	Scripps Pension Plan	0.00	0	0
	SERP	0.00	0	0
Mr. Lawlor	Scripps Pension Plan	15.83	317,751	0
	SERP	15.83	420,179	0
Mr. Stautberg	Scripps Pension Plan	19.00	449,158	0
	SERP	19.00	537,180	0
Ms. Knutson	Scripps Pension Plan	3.50	77,105	0
	SERP	3.50	60,825	0

(1)	The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2012. The present value of accumulated benefit was calculated using the same assumptions included in the 2012 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements. The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. As a result, Mr. Wesolowski does not participate in those plans. All of the eligible named executive officers are fully vested in their benefits.

(2)	Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all credited service through June 30, 2009, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income plan. Mr. Boehne was a participant in the Cincinnati Newspaper Guild and Post Retirement Income plan from July 28, 1985 to January 5, 1988.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees that began employment prior to June 30, 2008 (the majority of our defined benefit plans were frozen June 30, 2009). The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

Benefit Formula:    Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1% of the participant’s average monthly compensation up to an integration level plus 1.25% of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s months and years of service. The integration level is the average of the Social Security taxable wage bases for the 35 years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the 11 years before termination for which the participant’s compensation was the highest. In 2009, we amended the pension plan to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014. As a result, Mr. Wesolowski does not participate in the Pension Plan.

Compensation:    Subject to the applicable Internal Revenue Code limit ($250,000 for 2012), compensation includes salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement:    A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement:    A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167% for each month the benefit commences before age 62. The Company does not grant extra years of service to any named executive officer under the Pension Plan.

Deferred Vested Benefits:    A participant who is not eligible for a normal or early retirement benefit, but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5% for each month the benefit commences before age 65.

Form of Benefit Payment:    The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 100% of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a straight life annuity, a joint and 50% or 100% survivor annuity (which provides a reduced monthly amount for the participant’s life with the designated beneficiary receiving 50% or 100% of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

The Cincinnati Newspaper Guild and Post Retirement Income Plan

Mr. Boehne was a participant in this plan from July 28, 1985 to January 5, 1988. Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income plan. Mr. Boehne’s accrued benefit is frozen in this plan. The benefits are payable at age 65 in the form of a life annuity.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

Eligibility:    An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits. In 2009, we amended the SERP to freeze participation. As a result, Mr. Wesolowski does not participate in the SERP.

Benefit Formula:    The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9% gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board. In 2009, we amended the SERP to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Benefit Entitlement:    A vested participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

2012 Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each named executive officer as of December 31, 2012.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Boehne	56,400	61,100	23,539	0	967,731
Mr. Wesolowski	0	0	0	0	0
Mr. Lawlor	103,500	10,177	8,796	0	143,298
Mr. Stautberg	22,283	16,712	7,032	0	95,185
Ms. Knutson	16,239	11,456	990	0	36,724

(1)	Represents the base salary and annual incentive deferred by each named executive officer during 2012. The deferrals are included in the amounts reflected in the Salary and Non-Equity Incentive Plan Compensation columns of the 2012 Summary Compensation Table.

(2)	Represents the matching contributions made under the Executive Deferred Compensation Plan and the transition credits made to the Transition Credit Plan. The matching contribution and transition credits are included in the All Other Compensation column of the 2012 Summary Compensation Table.

(3)	The aggregate balance as of December 31, 2012, for each named executive officer includes the following amounts that were previously earned and reported as compensation in 2006 through 2011:

Name	Base Deferred ($)	Bonus Deferred ($)	Matching Contributions ($)
Mr. Boehne	136,295	0	74,638
Mr. Wesolowski	0	0	0
Mr. Lawlor	12,900	0	7,525
Mr. Stautberg	28,769	0	13,804
Ms. Knutson	4,497	0	3,507

Description of Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to defer up to 50% of their pre-tax base salary and up to 100% of their pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Our named executive officers are also entitled to a matching credit on base salary deferrals equal to 100% on the first 1% of base salary (in excess of the applicable Internal Revenue Code limit) and annual incentive deferrals, plus 50% on the next 5% of those deferrals. Under the Transition Credit Plan, “excess” age and service credits are made on behalf of named executive officers whose age and service contributions under the 401(k) plan are subject to limits imposed by the Internal Revenue Code.

Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. Payments from the Transition Credit Plan, which is in effect from 2011 to 2015, are made in cash as a single lump sum following termination of employment.

The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2012, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each of these executives in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2012, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as the 2012 annual incentive payouts, equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table for the amount of the 2012 annual incentive payout, the 2012 Outstanding Equity Awards at Fiscal Year-End table for a summary of each named executive officer’s vested equity awards, the Pension Benefits table for a summary of each named executive officer’s vested pension benefit, and the Nonqualified Deferred Compensation table for a summary of each named executive officer’s deferred compensation balance. Please see the 2012 Summary Compensation Table for the annual incentive earned by our named executive officers in 2012.

Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)(4)	Total ($)(5)

Mr. Boehne
• Voluntary termination	0	109,994	13,077	6,247,207	6,370,278
• Involuntary termination without cause	2,652,000	109,994	43,265	6,247,207	9,052,466
• CIC	0	0	0	6,247,207	6,247,207
• Involuntary or good reason termination after a CIC	3,978,000	1,051,928	62,828	0	5,092,756
• Death	1,972,000	0	43,265	6,247,207	8,262,472
• Disability	1,972,000	109,994	43,265	6,247,207	8,372,466
• Retirement(6)	0	0	0	6,247,207	6,247,207

Mr. Wesolowski
• Voluntary termination	0	0	0	0	0
• Involuntary termination without cause	510,000	0	15,962	554,542	1,080,504
• CIC	0	0	455,685	554,542	1,010,227
• Involuntary or good reason termination after a CIC	1,020,000	0	486,654	0	1,506,654
• Death	340,000	0	0	554,542	894,542
• Disability	340,000	0	0	554,542	894,542
• Retirement(6)	0	0	0	0	0

Mr. Lawlor
• Voluntary termination	0	0	8,846	0	8,846
• Involuntary termination without cause	690,000	0	24,808	1,453,923	2,168,731
• CIC	0	0	0	1,453,923	1,453,923
• Involuntary or good reason termination after a CIC	1,380,000	0	39,646	0	1,419,646
• Death	460,000	0	8,846	1,453,923	1,922,769
• Disability	460,000	0	8,846	1,453,923	1,922,769
• Retirement(6)	0	0	0	0	0

Mr. Stautberg
• Voluntary termination	0	0	8,462	0	8,462
• Involuntary termination without cause	660,000	0	24,423	2,268,143	2,952,566
• CIC	0	0	0	2,268,143	2,268,143
• Involuntary or good reason termination after a CIC	1,320,000	0	39,228	0	1,359,228
• Death	440,000	0	8,462	2,268,143	2,716,605
• Disability	440,000	0	8,462	2,268,143	2,716,605
• Retirement(6)	0	0	0	0	0

Ms. Knutson
• Voluntary termination	0	0	6,923	0	6,923
• Involuntary termination without cause	540,000	0	22,885	2,189,793	2,752,678
• CIC	0	0	0	2,189,793	2,189,793
• Involuntary or good reason termination after a CIC	1,080,000	0	37,554	0	1,117,554
• Death	360,000	0	6,923	2,189,793	2,556,716
• Disability	360,000	0	6,923	2,189,793	2,556,716
• Retirement(6)	0	0	0	0	0

(1)	Amounts listed under “Cash Severance Payment” are payable in a lump sum under the terms of the named executive officer’s employment agreement, the Executive Severance Plan or the Senior Executive Change in Control Plan, as applicable.

(2)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2013, a discount rate of 4.27% for the qualified plan and 4.24% for the nonqualified plan and the IRS’s required funding mortality.

(3)	Amounts listed under “Welfare and Other Benefits” include: (a) accrued but unused vacation; (b) the amount that represents the premiums for continued medical and dental insurance; and (c) the tax gross-up for the 280G excise and related taxes, as required under the terms of the arrangements described above. The tax gross-ups are based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 44.5%, and (ii) no amounts were allocated to the non-solicitation or non-competition covenants. Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to a named executive officer as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2007-2011 if the change in control had occurred in 2012). If Section 280G applies, then the named executive officer is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments.

(4)	Represents the product of (i) the number of restricted share or units outstanding as of December 31, 2012, multiplied by (ii) $10.81 (i.e., the closing market price on December 31, 2012).

(5)	Represents the total payout under each termination category.

(6)	Equity awards vest on retirement. Only Mr. Boehne is retirement eligible.

Summary of Various Plans and Arrangements

Employment Agreements for Mr. Boehne

Under Mr. Boehne’s employment agreement, upon an involuntary termination of his employment without “cause,” or a voluntary termination of employment by him for “good reason,” he would be entitled to an amount equal to two times his base salary and target annual incentive, a pro-rated annual incentive based on actual performance for the year of termination, plus medical and dental coverage for two years and life insurance coverage through the remainder of the term. The term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a reduction in duties or compensation; a relocation outside of Cincinnati; or a material breach of the employment agreement by the Company. In exchange for the benefits described above, Mr. Boehne agrees not to (i) disclose the Company’s confidential information; (ii) compete against the Company for six months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Under Mr. Boehne’s employment agreement, upon a termination due to disability he would be entitled to a pro-rated target annual incentive from January 1 through one year after death or disability, plus continued base salary for one year and continued medical and dental benefits for two years. A termination due to death would entitle his estate to a pro-rated target annual incentive from January 1 through one year after death or disability, plus continued base salary for one year and continued medical and dental benefits for two years.

Executive Severance Plan

Each named executive officer other than Mr. Boehne participates in the Executive Severance Plan. Upon an involuntary termination without “cause”, the severance benefit equals: (i) a pro-rated annual incentive, based on actual performance for the entire year, (ii) one times base salary and target annual incentive; (iii) accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms), and (iv) continued payment of monthly health care premiums for up to one year (subject to reduction if the participant becomes re-employed). Participants must sign a release of claims against the Company prior to receiving these severance benefits.

Upon a termination due to death or disability, each covered participant would be entitled to a pro-rated annual incentive, based on actual performance for the entire year, and 12 months of base salary.

Long-Term Incentive Plan

Under the terms of the Long-Term Incentive Plan, all outstanding equity awards held by the named executive officers will vest upon a change in control with the options remaining exercisable for the remainder of the original term. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90% or more of the Company’s revenues, unless the trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

If a named executive officer dies, becomes disabled or retires, then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Senior Executive Change in Control Plan

Each named executive officer participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause,” death or disability, or if the executive resigns for “good reason,” within two years after a “change in control,” then the Company or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to three times for Mr. Boehne and two times for the other named executive officers of the executive’s annual base salary and annual incentive. For this purpose, base salary generally means the highest base salary in effect at any time during the prior three years, and annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 36 months for Mr. Boehne and 24 months for the other named executive officers.

•

A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that the executive would have received if his or her age (but not years of service) at the time of termination were increased by three years for Mr. Boehne and two years for the other named executive officers, and as if their compensation continued to accrue during the applicable period (but not beyond December 31, 2014).

•	A tax gross up for any excise tax imposed on excess golden parachute payments under Section 280G of the tax code.

Under the Change in Control Plan, the term “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; relocation outside of Cincinnati; or a material breach of the employment terms by the Company. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90% or more of the Company’s revenues, unless the trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

2012 Director Compensation

The following table sets forth information regarding the compensation earned in 2012 by non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John H. Burlingame	43,500	38,148	3,000	84,648
John W. Hayden	65,000	38,148	0	103,148
Anne M. La Dow	25,000	29,134	0	54,134
Roger Ogden	64,000	38,148	0	102,148
Mary Peirce	62,000	38,148	0	100,148
J. Marvin Quin	70,000	38,148	500	108,648
Nackey E. Scagliotti	53,000	38,148	0	91,148
Paul K. Scripps	58,000	38,148	2,000	98,148
Kim Williams	69,000	38,148	3,000	110,148

(1)	Represents the aggregate grant date fair value of restricted share unit awards granted in 2012, as determined in accordance with FASB ASC Topic 718. See footnote 21 of our 2012 Annual Report for the assumptions used in the valuation of these awards.

The following is a summary of the outstanding stock options and restricted share unit awards held by each non-employee director as of December 31, 2012.

Name	E. W. Scripps Aggregate Number of Shares Underlying Stock Options Awards (#)	Scripps Networks Interactive Aggregate Number of Shares Underlying Stock Options Awards (#)	E. W. Scripps Aggregate Number of Restricted Share Unit Awards (#)
Mr. Burlingame	46,944	17,136	0
Mr. Hayden	104,000	0	4,206
Ms. La Dow	0	0	3,184
Mr. Ogden	104,000	0	4,206
Ms. Peirce	104,000	0	4,206
Mr. Quin	0	0	4,206
Ms. Scagliotti	42,250	17,136	4,206
Mr. Scripps	93,893	42,840	4,206
Ms. Williams	104,000	0	4,206

(2)	Represents the charitable contributions made on behalf of Mr. Burlingame, Mr. Quin, Mr. Scripps and Ms. Williams by the Scripps Howard Foundation.

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees

Board	$2,500
Executive, Compensation and Nominating & Governance Committees	$2,000
Audit Committee	$2,500
Telephonic meeting fees	$1,000

Annual Chair Fees
Executive Committee	$3,000
Audit Committee	$9,000
Compensation Committee	$6,000
Nominating & Governance Committee	$3,000

Equity Compensation

In May 2012, non-employee directors, serving as of the 2012 annual shareholder meeting, received a restricted share unit award equal to $40,000. The Committee attempted to target the equity compensation award to be comparable to the median value of equity compensation granted to directors of our compensation peer group. The restricted share units are paid on the earlier of the first anniversary of the date of grant, at termination of the director’s service on the board or a change in control; the award may be forfeited upon removal from the board for cause.

In 2012, the board of directors established stock ownership guidelines for our non-employee directors. Under these new guidelines, each non-employee director must own a number of Class A common shares with a value equal to three times his or her annual cash retainer by February 2016. For this purpose, the shares may be owned directly, in trust, or through any unvested time-based restricted shares or restricted share units.

Named Executive Officer	Ownership Guidelines by Target Date	Target Number of Shares (based on 1/31/2013 price of $10.99)	Actual Ownership as of 1/31/2013
Mr. Hayden	2 x Retainer	7,279	47,107
Ms. La Dow	2 x Retainer	7,279	3,184	(1)
Mr. Ogden	2 x Retainer	7,279	47,150
Ms. Peirce	2 x Retainer	7,279	12,489
Mr. Quin	2 x Retainer	7,279	67,514
Ms. Scagliotti	2 x Retainer	7,279	60,989
Mr. Scripps	2 x Retainer	7,279	47,397
Ms. Williams	2 x Retainer	7,279	69,251

(1)	Ms. La Dow has until August 1, 2017, to meet her ownership requirements.

Other Benefits

In addition to the above compensation, the Scripps Howard Foundation, an affiliate of the Company, matches, on a dollar-for-dollar basis up to $3,000 annually, charitable contributions made by non-employee directors to qualifying organizations. This program is also available to all Scripps’ employees.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of all or a designated percentage of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A common shares, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1%. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A common shares.

* * * * *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

PARTICIPATION

None of the members of the Company’s compensation committee during 2012 (Mr. Roger L. Ogden, chair, Mr. John H. Burlingame, Ms. Mary McCabe Peirce and Ms. Kim Williams) served as executive officers of the Company. Mr. Burlingame, a trustee of The Edward W. Scripps Trust, resigned from the Board in August 2012.

RELATED PARTY TRANSACTIONS

Related Party Transactions

Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy requires that a related party transaction be consummated or continued only if (i) the audit committee has approved or ratified the transaction, (ii) the transaction is on terms compatible to those that could be obtained in arms length dealings with an unrelated third party, (iii) in the case of compensation payable to an executive officer, such compensation has been approved or recommended to the board for approval by the compensation committee, and (iv) the transaction is also approved by the board if the transaction involves the chairman of the board or the chief executive officer of the Company. There were no related party transactions in 2012.

The Edward W. Scripps Trust and Scripps Family Agreement

Termination of the Trust.    The Edward W. Scripps Trust (the “Trust”), the controlling shareholder of the Company, ended on October 18, 2012, upon the death of Robert P. Scripps, a grandson of the founder. He was the last of the Edward W. Scripps’ grandchildren upon whom the duration of the Trust was based.

All assets of the Trust, including Class A Common Shares and Common Voting Shares of the Company (together, the “Common Shares”), will be distributed to certain descendants of Edward W. Scripps pursuant to the terms of the Trust for no consideration as soon as administratively practicable and under an applicable court order. Until such distribution, the Trust will continue to be the record holder of the Common Shares.

Certain Trust beneficiaries, and certain members of the John P. Scripps family and trusts for their benefit, are Signatories to the Scripps Family Agreement that governs the transfer and voting of Common Voting Shares. Upon distribution from the Trust, shares held under the agreement will represent approximately 93.3% of the Common Voting Shares. The Trustees have advised the Company that they expect the Common Voting Shares to be distributed to the Trust beneficiaries in the next few months.

In 2011, the Trustees filed a Petition for Instructions and Declaratory Relief with an Ohio Probate Court (the “Probate Court”) that sought (i) to prepare for the administration of the Trust following its termination, (ii) to determine the identities of named beneficiaries and the identities of others who may be entitled to distributions from the Trust, (iii) to authorize, subject to clause (iv) below, the Trustees to continue the investment and management of the Trust’s assets during the period between Trust termination and distribution of assets (“winding-up period”), (iv) to authorize the Trustees to vote the Common Voting Shares of the Company during the winding-up period in accordance with the procedures set forth in the Scripps Family Agreement and (v) to confirm the Trustees’ views on a number of other issues. The Petition was filed under seal in accordance with Ohio court rules, and the parties to the action are bound by a protective order issued by the Court that limits disclosure with respect to the proceedings.

Probate Court Order.    On January 22, 2013, under the provisions of its prior order sealing the proceedings, the Probate Court issued an order with respect to the petition (the “Order”). With the Court’s authorization, the Trustees have advised the Company that the Order generally provides that during the winding-up period the Trustees shall vote (or enter into or decline to enter into binding agreements to vote) the Common Voting shares held by the Trust as instructed by a vote conducted in accordance with the procedures of Section 9 of the Scripps Family Agreement. In the absence of instructions from a vote under the Scripps Family Agreement and the Order, the Trustees may vote the Common Voting Shares in the manner they determine, in their discretion, to be in the best interests of the Trust beneficiaries, so long as the vote does not relate to a change of control transaction. If the vote relates to a change of control transaction, the Trustees will not vote the Common Voting Shares held by the Trust in the absence of such instructions. On January 28, 2013, the Company filed with the Securities and Exchange Commission a Report on Form 8-K reporting a change in control of the Company as a result of the Order.

Scripps Family Agreement.    After the Common Voting shares are distributed from the Trust, the provisions of the Scripps Family Agreement will fully govern the transfer and voting of such shares held by the Signatories, and the terms of the Order will cease to apply.

Transfer Restrictions.    No Signatory to the Scripps Family Agreement will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period and may be renewed for additional 10-year periods.

Voting Provisions.    The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust. At each of these meetings, the Company will discuss with the Signatories each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the meeting of Signatories has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him or her on each matter brought for a vote at the family meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each such matter, and at the related annual or special meeting of the shareholders of the Company each Signatory will be required to vote his or her Common Voting Shares in accordance with the decisions reached at the family meeting.

John P. Scripps Family Shareholders

In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of the Company (the “JPSN Merger”), the former shareholders of JPSN entered into an agreement with The Edward W. Scripps Trust and a separate agreement with the Company. The agreement with the Trust effectively provided the former shareholders of JPSN with the right to have a representative on the Company’s board. This agreement terminated upon the termination of the Trust. The agreement with the Company imposed certain restrictions on transfer of Common Voting Shares held by the former shareholders of JPSN. These restrictions terminated upon the termination of the Trust. The former shareholders of JPSN, other members of the John P. Scripps family and trusts for the benefit of members of such family are Signatories to the Scripps Family Agreement.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE

ON EXECUTIVE COMPENSATION

(Item 2 on Proxy Card for Vote by Common Voting Shares only)

At the 2011 annual meeting, the holders of Common Voting Shares approved the Company’s recommendation to have an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote) on an annual basis. The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.

The vote under this Proposal 2 is advisory, and therefore not binding on the Company, the board or our Compensation Committee. However, our board, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Holders of Common Voting Shares will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the holders of the Common Voting Shares of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive proxy statement for the 2013 Annual Meeting of Shareholders.

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the meeting. The Board of Directors recommends that holders of such shares vote FOR the approval of Proposal 2. Proxies for Common Voting Shares solicited by the board will be voted FOR Proposal 2 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 2. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 2.

PROPOSAL 3

OUR EXECUTIVE ANNUAL INCENTIVE PLAN

(Item 3 on Proxy Card for Vote by Common Voting Shares only)

Introduction

We are requesting your approval of the material terms of the performance goals under The E.W. Scripps Company Executive Annual Incentive Plan (the “AIP”). We are not proposing any amendment to the terms of the AIP at this time. However, because we have the ability to select performance goals for awards under the AIP from a list of performance criteria specified in the AIP, it is necessary for our shareholders to re-approve the material terms of the performance goals every five years, in order for us to continue to grant awards under the AIP that are intended to be exempt from the limitations of Section 162(m) of the Internal Revenue Code as “performance-based compensation.” Our shareholders last approved the AIP in May 2008. If our shareholders do not re-approve the material terms of the performance goals under the AIP, then we will not pay any awards to our covered employees under the plan for performance periods beginning in 2014 or later. Nonetheless, we retain the discretion to make awards outside of the AIP without regard to whether such awards would be deductible under Section 162(m).

Section 162(m) provides that a public company cannot take a federal income tax deduction for compensation paid to any “covered employee” to the extent the compensation exceeds $1 million in any tax year. A “covered employee” is any employee who on the last day of the tax year is either (i) the Chief Executive Officer or (ii) among the other three highest compensated executive officers (other than the Chief Financial Officer). This deduction limitation does not, however, apply to “performance-based compensation” paid under a plan approved by shareholders.

The material terms of the performance goals under the AIP include the class of persons who are eligible to participate in the AIP, the list of performance goals, and the maximum amount that may be paid to any participant, each of which is described below.

Eligibility and Participation

The Compensation Committee of our Board of Directors, in its sole discretion, designates the executives who are eligible to participate in the AIP. The executives are selected from among our employees who are in a position to have a material impact on our results of operations. At this time, approximately 12 employees are eligible to participate in the AIP.

Performance Goals

The performance goals applicable to awards under the AIP must be objective and are based solely on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; circulation/readership; market share; and revenue. The foregoing criteria may relate to the company, one or more of its subsidiaries, or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination thereof, and may be applied on an absolute basis or be relative to our annual budget, one or more peer group companies or indices, or any combination, all as the Compensation Committee shall determine. To the extent consistent with Section 162(m) of the Internal Revenue Code, the performance goals may be calculated without regard to extraordinary, unusual or unplanned items.

Maximum Awards

The maximum amount payable to any participant for any calendar year under the AIP is $3,000,000.

Other Provisions of the AIP

The following summary describes the other provisions of the AIP. The complete text of the AIP is attached as Appendix 1 to this proxy statement. The summary of the AIP provided herein does not purport to be complete and is qualified in its entirety by reference to Appendix 1.

Administration

The AIP is administered by the Compensation Committee. The Compensation Committee is authorized to interpret the AIP and to make any other determinations that it deems necessary or desirable for the administration of the plan. Any decision of the Compensation Committee shall be final, conclusive and binding.

Determination of Awards

The Compensation Committee designates one or more performance periods, which may be based on a calendar year or any other period designated by the Compensation Committee. Within the first quarter of the performance period, the Compensation Committee establishes written performance goals and payout formulas for each participant. The performance goals and payout formulas need not be the same for each participant. Participants must achieve the performance goals established by the Compensation Committee in order to receive an award under the AIP.

Certification

No awards will be paid under the AIP for a performance period until the Compensation Committee has certified in writing whether the applicable performance goals have been met. The Compensation Committee retains the discretion to reduce or eliminate (but not to increase) any award payable to a participant. The board of directors reserve the discretion to grant and pay incentive awards outside of the AIP, regardless of whether any such other awards would be deductible for U.S. federal income tax purposes.

Payment

Any final awards certified by the Compensation Committee under the AIP are paid after the end of the performance period, but in no event later than March 15 of the calendar year immediately following the end of the performance period. If, however, a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant’s employment is otherwise terminated (except for “cause,” as determined by the Compensation Committee in its sole discretion) during a performance period, then the participant’s award shall be pro-rated and paid at the same time as other awards under the plan, based upon actual performance during the performance period (or at a lower amount, at the discretion of the Compensation Committee). If a participant terminates employment within one year after a “change in control,” then he or she shall receive an award determined as if the performance goals had been achieved at the 100% level. Such an award is generally payable within 30 days following termination, but payment will be delayed for 6 months if required to comply with Section 409A of the Code.

Amendment or Termination

The Board of Directors or the Compensation Committee may amend, alter or discontinue the AIP at any time, provided that the action does not impair any of the rights or obligations under any award previously granted to a participant without that participant’s consent. No consent is required, however, if the Board or the Compensation Committee, as the case may be, determines in good faith that the action is necessary to comply with Sections 162(m) or 409A of the Internal Revenue Code or applicable laws. The Board may not amend, alter or discontinue the provisions relating to payments in connection with a “change in control” after the occurrence of a change in control.

Plan Benefits

Future benefits to be received by a person or group under the AIP are not determinable at this time and will depend on individual and corporate performance.

Required Vote for Approval

Approval of Proposal 3 requires the affirmative vote of a majority of our common voting shares that are present at the annual meeting and cast on the proposal. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 3. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 3.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote in favor of Proposal 3.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012, about our equity compensation plans under which awards are currently outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrents and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrents and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity Compensation plans approved by security holders(1)(3)(4)	10,428,212	$9.77	6,179,749
Equity compensation plans not approved by security holders	—	—	—

Total	10,428,212	$9.77	6,179,749

(1)	Includes the following plans: Long-Term Incentive Plan (“LTIP”), which encompasses the issuance of stock options, restricted shares, performance-based restricted shares, restricted stock units; Employee Stock Purchase Plan; and Deferred Compensation and Stock Plan for Directors (“DCSPD”).

(2)	Includes 1,351,937 shares reserved for future issuance of shares related to the ESPP. The maximum number of shares that may be issued pursuant to awards other than stock options under the LTIP is 4,827,812.

(3)

Includes 2,331,447 time-based and performance-based restricted share units at the target level. These shares are not included in the weighted average exercise price. The actual number of restricted share units delivered under the LTIP was determined on February 20, 2013, and is set forth in the “Number of Shares or Units of Stock that have Not Vested” column of the Outstanding Equity Awards at Fiscal Year-End table of this proxy statement. The executives have no rights to vote or receive cash dividends with respect to the underlying restricted share units until the date on which the actual number of restricted shares are determined and issued to the executive.

(4)	Includes 85,385 phantom shares credited to the accounts of directors under the DCSPD. These shares are not included in the weighted average exercise price. Under the DCSPD, a non-employee director may elect to defer payment of the cash compensation received as a director. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common Shares, or to a fixed income. The deferrals are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director. Payments may be made in cash, Class A Common Shares, or a combination of cash and shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than ten percent of the Company’s Class A Common Shares (“10% shareholders”), to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations that no other reports are required for the year ended December 31, 2012, all Section 16(a) requirements applicable to the Company’s executive officers, directors and 10% shareholders were complied with in a timely manner during 2012.

ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At its February 20, 2013 meeting, the audit committee of the board of directors approved the appointment of Deloitte as independent registered public accountants for the Company for the year ending December 31, 2013. A representative of Deloitte, the Company’s independent registered public accounting firm during 2012, is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires and respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2014 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before November 28, 2013, and must otherwise comply with the Securities and Exchange Commission’s rules, to be considered for inclusion in our proxy materials relating to at the Company’s 2014 annual meeting. Such proposals should be submitted by certified mail, return receipt requested.

If a shareholder intends to raise a proposal at the Company’s 2014 annual meeting that he or she does not seek to have included in the Company’s proxy materials, the shareholder must notify the Company of the proposal on or before February 12, 2014. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if raised at the 2014 annual meeting, whether or not there is any discussion of such proposal in the 2014 proxy statement.

OTHER MATTERS

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by submitting a new proxy with a later date, notifying the Company’s secretary in writing before the meeting, or voting in person at the meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

With respect to Proposal 2 and Proposal 3, upon which the holders of the Common Voting Shares will vote, where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted in favor of such proposals.

Under Ohio law and the Company’s Amended Articles of Incorporation broker non-votes and abstaining votes will not be counted in favor of or against any nominee but will be counted as present for purposes of determining whether a quorum has been achieved at the meeting. Director nominees who receive the greatest number of affirmative votes will be elected directors. The proposals to approve executive compensation and to approve the Annual Incentive Plan must receive the affirmative vote of a majority of the Company’s Common Voting Shares cast at the meeting in person or by proxy. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the Common Voting Shares cast at the meeting in person or by proxy. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. The Company does not know of any other matter that will be presented for action at the meeting and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the meeting.

The Signatories to the Scripps Family Agreement have informed the Company that at a meeting of the Signatories held pursuant to the Scripps Family Agreement on March 8, 2013, the Signatories approved election of the six nominees for the director positions elected by the holders of Common Voting Shares and approved Proposals 2 and 3. Accordingly, based on such approval, the Trustees of The Edward W. Scripps Trust will, pursuant to the Order of the Probate Court discussed in this proxy statement, vote the Common Voting Shares held of record by the Trust in favor of such nominees and for Proposals 2 and 3 at the Annual Meeting of Shareholders.

By order of the board of directors,

JULIE L. MCGEHEE, ESQ.

Secretary and Vice President

March 22, 2013

The E. W. Scripps Company

Executive Annual Incentive Plan

(Approved by the Board of Directors 2/24/00 and approved by shareholders on 5/18/00.

Approved by the Board of Directors 2/10/05 and approved by shareholders on 4/14/05.

Approved by the Board of Directors 5/8/08 and approved by shareholders on 6/13/08.

Approved by the Board of Directors on 2/20/13 and by the Shareholders on   /    /    .)

1. Purpose of the Plan

The E. W. Scripps Company Executive Bonus Plan is hereby amended and restated in its entirety, as set forth below, and renamed The E. W. Scripps Company Executive Annual Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of The E. W. Scripps Company (the “Company”) and its shareholders by providing incentive compensation for certain designated key executives and employees of the Company and its subsidiaries.

2. Definitions

As used in this Plan, the following capitalized terms have the respective meanings set forth in this section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)

Affiliate: Means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

(c)	Award: A periodic cash incentive award granted pursuant to the Plan.

(d)	Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Change in Control shall occur with respect to all participants in the Plan when:

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the Board of Directors of the Company (the “Board”) consists of individuals other than Incumbent Directors; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution);

(g)	Change in Control shall occur with respect to a particular participant in the Plan employed by a particular subsidiary or division of a subsidiary when:

(i) any Person, other than the Company or an Affiliate, acquires Beneficial Ownership of securities of the particular subsidiary of the Company employing the participant having at least fifty percent (50%) of the voting power of such subsidiary’s then outstanding securities; or

(ii) the particular subsidiary sells to any Person other than the Company or an Affiliate all or substantially all of the assets of the particular division thereof to which the participant is assigned.

(h)	Code: The internal Revenue Code of 1986, as amended, or any successor thereto.

(i)	Committee: The Incentive Plan Committee of the Board, or any successor thereto, or any other committee designated by the Board to assume the obligations of the Committee hereunder.

(j)	Company: The E. W. Scripps Company, an Ohio corporation.

(k)	Covered Employee: An employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

(l)	Effective Date: The date on which the Plan took effect, which was January 1, 2000.

(m)

“Incumbent Director” means a member of the Board on the Effective Date, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

(n)	Participant: A Covered Employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(o)	Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.

(p)	Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.

(q)	Plan: The E. W. Scripps Company Executive Annual Incentive Plan.

(r)

Separation from Service: A “separation from service” as defined under Section 409A of the Code. Upon a sale or other disposition of the assets of the Company or any Affiliate to an unrelated purchaser, the Committee reserves the right, to the extent permitted by Section 409A of the Code, to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service.

(s)	Shares: Class A common shares of the Company.

3. Administration

The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Sections 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4. Eligibility and Participation

The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.

5. Awards

(a)

Performance Goals. A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates. The Committee reserves the right to adjust any performance goals for unusual or unplanned items, favorable or unfavorable. The performance goals, which must be objective, shall be based solely upon one or more or the following criteria:

1.	Earnings per share;

2.	Segment profit;

3.	Gross margin;

4.	Operating or other expenses;

5.	Earnings before interest and taxes (“EBIT”);

6.	Earnings before interest, taxes, depreciation and amortization;

7.	Free cash flow;

8.	Net income;

9.	Return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity);

10.	Stock price appreciation;

11.	Viewer ratings or impressions;

12.	Online revenue;

13.	Online segment profit;

14.	Website traffic;

15.	Circulation/readership;

16.	Market share; and

17.	Revenue.

The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $3,000,000.

(b)

Payment. The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify, and ascertain the amount of the applicable Award. No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period, but in no event later than March 15 of the calendar year immediately following the end of the Performance Period.

(c)

Compliance with Section 162(m) of the Code. The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards; provided, however, that the Committee may, in its sole discretion, administer the Plan in violation of Section 162(m) of the Code.

(d)

Termination of Employment. If a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant’s employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period (other than a Performance Period in which a Change in Control occurs), a pro rata share of the Participant’s award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period, but in no event later than March 15 of the calendar year immediately following the end of the Performance Period, if it would have become earned and payable had the Participant’s employment status not changed; provided, however, that the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee.

6. Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant’s consent, unless the Board or the Committee, as the case may be, determines in good faith that such action is necessary to comply with Section 409A of the Code; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Section 162(m) of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

7. No Right to Employment

Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8. Nontransferability of Awards

An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9. Reduction of Awards

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10. Adjustments Upon Certain Events

(a)

Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.

(b)

Change in Control. In the event that (i) a Participant incurs a Separation from Service during a given Performance Period (the “Affected Performance Period”) and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such Separation from Service, then such Participant shall receive an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%. The Award shall be paid to the Participant within 30 days following the date of his or her Separation from Service; provided, however, that if the Participant is a “specified employee,” as determined under the Company’s policy for determining specified employees, on the date of his or her Separation from Service, then to the extent required in order to comply with Section 409A of the Code, the Award shall instead be paid (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of Separation from Service) within 10 days after the first business day following the six month anniversary of such Separation from Service (or, if the Participant dies during such six-month period, within 10 days after the Participant’s death).

11. Compliance with Section 409A

It is intended that the payments of Awards provided under this Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent.

12. Miscellaneous Provisions

The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants’ rights to the payment hereunder shall be no greater than the rights of the Company’s (or Subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

13. Choice of Law

The Plan shall be governed by and construed in accordance with Ohio law.

The E.W. Scripps Company

ANNUAL MEETING OF SHAREHOLDERS

Date:	May 1, 2013
Time:	4:00 P.M. (Local Time)
Place:	Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, OH 45202
Proxy for Class A Common Shares

Please make your marks like this:  ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposal 1.

1:	Election of Directors			Directors Recommend
		For	Withhold	Ü
	01 Roger L. Ogden	☐	☐	For
	02 J. Marvin Quin	☐	☐	For
	03 Kim Williams	☐	☐	For

2:	To transact such other business as may properly come before the meeting.

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Here

Please Sign Here	Please Date Here

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

The E.W. Scripps Company

Annual Meeting of The E.W. Scripps Company

to be held on Wednesday, May 1, 2013

for Holders as of March 13, 2013

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTED BY:	TELEPHONE
Go To www.proxypush.com/ssp • Cast your vote online. • View meeting documents.	OR MAIL	866-390-9954 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

By signing the proxy, you revoke all prior proxies and appoint Timothy Wesolowski and Julie L. McGehee, each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments.

All votes must be received by 5:00 P.M., Eastern Time, April 30, 2013.

PROXY TABULATOR FOR THE E.W. SCRIPPS COMPANY P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy—The E.W. Scripps Company

Annual Meeting of Shareholders

May 1, 2013, 4:00 p.m. (Local time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Timothy Wesolowski and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Class A Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Wednesday, May 1, 2013 at 4:00 p.m. at The Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, OH 45202, and any and all adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified and FOR item 2

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

The E.W. Scripps Company

ANNUAL MEETING OF SHAREHOLDERS

Date:	May 1, 2013
Time:	4:00 P.M. (Local Time)
Place:	Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, OH 45202
Proxy for Common Voting Shares

Please make your marks like this:  ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposal 1, 2, and 3.

1:	Election of Directors				Directors Recommend
		For		Withhold	Ü
	01 Richard A. Boehne	☐		☐	For
	02 Kelly P. Conlin	☐		☐	For
	03 John W. Hayden	☐		☐	For
	04 Anne M. La Dow	☐		☐	For
	05 Mary McCabe Peirce	☐		☐	For
	06 Paul K. Scripps	☐		☐	For

		For	Against	Abstain
2:	Advisory (non-binding) vote on executive compensation of named executive officers.	☐	☐	☐	For

3:	To approve The E.W. Scripps Company Executive Annual Incentive Plan.	☐	☐	☐	For

4:	To transact such other business as may properly come before the meeting.

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Here

Please Sign Here	Please Date Here

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

The E.W. Scripps Company

Annual Meeting of The E.W. Scripps Company

to be held on Wednesday, May 1, 2013

for Holders as of March 13, 2013

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTED BY:	TELEPHONE
Go To www.proxypush.com/ssp • Cast your vote online. • View meeting documents.	OR MAIL	866-390-9954 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

By signing the proxy, you revoke all prior proxies and appoint Timothy Wesolowski and Julie L. McGehee, each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments.

All votes must be received by 5:00 P.M., Eastern Time, April 30, 2013.

PROXY TABULATOR FOR THE E.W. SCRIPPS COMPANY P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy—The E.W. Scripps Company

Annual Meeting of Shareholders

May 1, 2013, 4:00 p.m. (Local time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Timothy Wesolowski and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Wednesday, May 1, 2013 at 4:00 p.m. at The Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, OH 45202, and any and all adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified and FOR items 2 and 3

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)